Filed Pursuant to Rule 424(b)(3)
Registration no. 333-207704

PROSPECTUS

352,942 SHARES OF COMMON STOCK

OF

ADCARE HEALTH SYSTEMS, INC.

This prospectus relates to the resale, from time to time, of up to 352,942 shares of common stock, no par value per share, by the selling shareholder identified in this prospectus under “Selling Shareholder.” We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling shareholder. The selling shareholder will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.
The selling shareholder may sell the shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling shareholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
The common stock is traded on the NYSE MKT under the symbol “ADK.” On December 7, 2015, the last reported sale of the common stock on the NYSE MKT was $2.24 per share.
You should read carefully both this prospectus and any prospectus supplement together with the additional information described in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2015.

TABLE OF CONTENTS

Page
Prospectus Summary...........................................................................................................................	1
Risk Factors........................................................................................................................................	4
Forward-Looking Statements.............................................................................................................	7
Selling Shareholder.............................................................................................................................	9
Use of Proceeds..................................................................................................................................	10
Plan of Distribution............................................................................................................................	10
Legal Matters......................................................................................................................................	13
Experts................................................................................................................................................	13
Where You Can Find More Information.............................................................................................	13
Incorporation of Certain Information by Reference...........................................................................	14
_______________________________
You should rely only on the information contained or incorporated by reference into this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and financial condition may have subsequently changed. You should also read this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus may be supplemented from time to time to add, update or change the information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be found on the Internet website maintained by the Securities and Exchange Commission (the “SEC”) or at the SEC’s offices as further discussed under “Where You Can Find More Information.”
_______________________________
Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., a Georgia corporation, and its consolidated subsidiaries.

i

PROSPECTUS SUMMARY
This summary highlights certain information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus. It may not contain all of the information that is important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including “Risk Factors” and the documents incorporated by reference into this prospectus, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
THE COMPANY
Overview
We are a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. We currently own, lease or manage for third parties 38 facilities, primarily in the Southeast. Our facilities provide a range of health care services to patients and residents, including, but not limited to, skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term residents and short-stay patients.
In July 2014, our Board of Directors approved and begun to implement a strategic plan to transition AdCare to a healthcare property holding and leasing company. Through a series of leasing and subleasing transactions, we are in the process of transitioning to third parties the operations of our currently owned and operated healthcare facilities, which are principally skilled nursing facilities. We are now focused on the ownership, acquisition and leasing of healthcare related properties and are evolving into a self-managed healthcare real estate investment company.
The Transition to a Facilities Holding Company
We are effecting our transition from an owner and operator of healthcare properties to lessor and sublessor of healthcare properties through a series of leasing and subleasing transactions. Specifically, we are in the process of:

•	Leasing to third-party operators the healthcare properties which we currently own and operate;

•	Subleasing to third-party operators the healthcare properties which we do not own but currently lease and operate; and

•	Continuing in effect management agreements to manage two skilled nursing facilities and one independent living facility.

Upon the completion of the transition, AdCare will take on the characteristics and general structure of a real estate investment trust.
We are seeking to lease our currently-owned healthcare properties, and sublease our currently-leased healthcare properties, on a triple net basis, meaning that the lessee (i.e., the new third-party operator of the property) is obligated under the lease or sublease, as applicable, for all liabilities of the property in respect to insurance, taxes and facility maintenance, as well as the lease or sublease payments, as applicable. These leases typically have ten-year terms with renewal options and annual escalation clauses.

Corporate Information
Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia 30076, and our telephone number is (678) 869-5116. We maintain an Internet website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this supplement, and you should not consider the contents of our website in making an investment decision with respect to our securities.

THE OFFERING

Common stock offered by us	None
Common stock offered by the selling shareholder	352,942 shares (1)
Common stock outstanding immediately prior to this offering, as of October 27, 2015	19,902,283 shares (2)
Common stock outstanding immediately after the offering	20,255,225 shares (2)(3)
Use of Proceeds	We will not receive any proceeds from the resale by the selling shareholder of the common stock offered by this prospectus.
Risk Factors
An investment in our securities involves a high degree of risk and could result in a complete loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 4.

NYSE MKT Symbol	The common stock is traded on the NYSE MKT under the symbol “ADK.”

(1)
The shares of the common stock registered hereunder consist of 352,942 shares of common stock issuable upon conversion of a Subordinated Convertible Note Due October 31, 2017, with an aggregate principal amount of $1.5 million and a conversion price of $4.25 per share (the “Note”).

(2)
Excludes: (i) 744,172 shares of the common stock issuable upon exercise of outstanding options, at a current weighted-average exercise price of $5.15 per share of the common stock; (ii) 2,126,475 shares of the common stock issuable upon exercise of outstanding warrants, at a current weighted-average exercise price of $3.47 per share of the common stock; (iii) 1,811,765 shares of the common stock issuable upon conversion of convertible subordinated notes due April 30, 2017 with an aggregate principal amount of $7.7 million and a conversion price of $4.25 per share; and (iv) 483,923 shares of the common stock reserved for issuance under our existing equity incentive plans.

(3)	Assumes the conversion of the Note at a conversion price of $4.25 per share.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.
Additional Risks Related to the Offering
The price of the common stock has fluctuated, and a number of factors may cause the price of the common stock to decline.
The market price of our stock has fluctuated and could fluctuate significantly in the future as a result of various factors and events, many of which are beyond our control. These factors may include:

•	Variations in our operating results;

•	Changes in our financial condition, performance and prospects;

•	Changes in general economic and market conditions;

•	The departure of any of our key executive officers and directors;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, or transactions;

•	Press releases or negative publicity relating to us or our competitors or relating to trends in health care;

•	Government action or regulation, including changes in federal, state, and local health-care regulations to which we or our tenants are subject;

•	The level and quality of securities analysts’ coverage for the common stock;

•	Changes in financial estimates or recommendations by securities analysts with respect to us or our competitors; and

•	Future sales of our common stock.
Furthermore, the stock market in recent years has experienced sweeping price and volume fluctuations that often have been unrelated to the operating performance of affected companies. These market fluctuations may also cause the price of the common stock to decline.

In the event of fluctuations in the price of the common stock, shareholders may be unable to resell shares of the common stock at or above the price at which they purchased such shares. Additionally, due to fluctuations in the price of the common stock, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.
Sales of a significant number of shares of the common stock in the public markets, or the perception that such sales could occur, could depress the market price of the common stock and impair our ability to raise capital.
Sales of a substantial number of shares of the common stock or other equity-related securities in the public markets, including the issuance of the common stock upon exercise of options or warrants or upon conversion of convertible notes, could depress the market price of the common stock. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.
We could be prevented from paying dividends on the common stock.
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on the common stock, if and to the extent declared by our Board of Directors. The ability of our subsidiaries to pay dividends and other distributions to us depends on their earnings and is restricted by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under such agreements, then they may not pay dividends or other distributions to us.
In addition, no cash dividends may be declared or paid on the common stock unless full cumulative dividends on our Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods. Furthermore, we may only pay dividends on the common stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any other shares with higher priority with respect to dividends or any documents governing our indebtedness. Certain of our current mortgage loans prohibit the payment of dividends by us unless specified requirements are met, including obtaining the approval of the lender in certain circumstances. There is no assurance that we will meet all such requirements. As such, we could become unable, on a temporary or permanent basis, to pay dividends on the common stock. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on the common stock.
The payment of any future dividends on the common stock will be at the discretion of our Board of Directors and will depend, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors our Board of Directors deems relevant.
Takeover defense provisions may adversely affect the market price of the common stock.
Various provisions of Georgia corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of the common stock in the event of an attempted hostile takeover. In addition, the existence of these provisions may adversely affect the market price of the common stock. These provisions include:

•	A requirement that special meetings of shareholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•	A classified Board of Directors;

•	A requirement that directors may only be removed for cause and then only by an affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors;

•	Advance notice requirements for shareholder proposals and nominations; and

•	Availability of “blank check” preferred stock.

Furthermore, we have elected to be governed by the “business combination” and “fair price” provisions of the Georgia Business Corporation Code (the “GBCC”) that could be viewed as having the effect of discouraging an attempt to take control of us. The business combination provisions would prohibit us from engaging in various business combination transactions with any interested shareholder for a period of five years after the date of the transaction in which the person became an interested shareholder unless certain designated conditions are met. The fair price provision generally restricts us from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless the transaction is unanimously approved by the continuing directors who must constitute at least three members of our Board of Directors at the time of such approval; or the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Our Board of Directors can use these and other provisions to prevent, delay or discourage a change in control of AdCare or a change in our management. Any such delay or prevention of a change in control or management could deter potential acquirers or prevent the completion of a takeover transaction pursuant to which our shareholders could receive a substantial premium over the current market price of the common stock, which in turn may limit the price investors might be willing to pay for the common stock.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created in Section 21E thereof. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” the negative of these words or similar expressions. Statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•
Our ability to lease our healthcare properties on favorable terms and to otherwise transition successfully from an owner/operator of healthcare properties to a healthcare property holding and leasing company;

•	The significant amount of our indebtedness, our ability to service our indebtedness and our ability to refinance our indebtedness on favorable terms;

•	Covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	Our ability to raise capital through equity and debt financings;

•	The availability and cost of capital;

•	Increases in market interest rates;

•	Our dependence on the operating success of our tenants;

•	The effect of increasing healthcare regulation and enforcement on us and our tenants and the dependence by us and our tenants on reimbursement from governmental and other third-party payors;

•	The impact of litigation and rising insurance costs on our business and that of our tenants;

•	The effect of our tenants declaring bankruptcy or becoming insolvent;

•	Our ability to find replacement tenants as needed;

•	The impact of required regulatory approvals of transfers of healthcare properties;

•	Our ability to successfully engage in strategic acquisitions;

•	Competition in the acquisition and ownership of healthcare properties;

•	The relatively illiquid nature of real estate investments;

•	The loss of key management personnel or other employees;

•	Uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities;

•	Fluctuations in the market price of the common stock; and

•	The risks related to our continued listing of the common stock on the NYSE MKT.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Any forward-looking statement in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Discussions containing these forward-looking statements are also contained in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, and contained in our Current Reports on Form 8-K, as well as any amendments we make to those filings with the SEC, which reports and amendments are incorporated by reference into this prospectus.

SELLING SHAREHOLDER
The selling shareholder may use this prospectus for the resale of the shares of the common stock being offered by this prospectus for its account, although the selling shareholder is not obligated to sell any such shares. The following table sets forth certain information regarding the selling shareholder and the shares of the common stock beneficially owned by it, which information is available to us as of October 20, 2015. We are not able to estimate the number of shares of the common stock that will be held by the selling shareholder after the completion of this offering because the selling shareholder may offer all, some, or none of the shares and because, to our knowledge, there currently are no agreements, arrangements or understandings with respect to the sale of any such shares. See “Plan of Distribution.”
The Note was originally issued to the selling shareholder in July 2012, with an original principal amount of $5,497,000, an original conversion price of $4.17 per share (subject to adjustment) and an original maturity date of July 31, 2015. In June 2015, a portion of the Note was prepaid pursuant to a prepayment agreement between the Company and the selling shareholder. In July 2015, the Note was amended pursuant to an agreement between the Company and the selling shareholder pursuant to which $1,500,000 in principal amount was extended to a maturity date of October 31, 2017, the conversion price was increased from a then-current conversion price of $3.97 per share to $4.25 per share and the interest rate was increased from 8% to 10% per annum, among other things. Pursuant to the amendment, the Company paid to Cantone Research, Inc. (“CRI”), an affiliate of the selling shareholder, a fee equal to $37,500 and amended that certain Consulting Agreement, dated July 2, 2012, between the Company and CRI to: (i) reduce the annual consulting fee payable thereunder to $15,000 and further reduce such fee proportionately upon each repayment, redemption or conversion of the principal amount of the Note; and (ii) terminate the Consulting Agreement upon the earlier of October 31, 2017, or the conversion, redemption or prepayment of the entire principal amount of the Note.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)(2)(3)	Number of Shares Being Offered(2)(3)(4)	Shares of Common Stock Beneficially Owned After the Offering (1)(3)(5)(6)
			Number	Percent
Cantone Asset Management LLC(7)	597,978	352,942	245,036	1.2%

[1]
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which the selling shareholder is deemed to have beneficial ownership of any shares of the common stock that the selling shareholder has the right to acquire within 60 days of October 27, 2015.

[2]
The number of shares of the common stock beneficially owned by the selling shareholder prior to the offering and the number of shares of the common stock being offered by this prospectus for the account of the selling shareholder represent shares of the common stock issuable upon conversion of the Note.

[3]
Shares of the common stock are beneficially owned directly by the selling shareholder, unless otherwise indicated. Under the terms of the Note, the selling shareholder may not convert the Note to the extent such conversion would cause the selling shareholder, together with its affiliates, to beneficially own a number of shares of the common stock which would exceed 4.9% (or 9.9% upon the election of the holder) of our then outstanding shares of the common stock following such conversion, excluding for purposes of such determination the number of shares of the common stock issuable upon: (i) conversion of the portion of the Note which has not been converted and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to an analogous limitation on conversion or exercise. The number of shares of the common stock beneficially owned by the selling shareholder prior to the offering and after the offering does not reflect this limitation on conversion.

[4]
Because the conversion price of the Note may be adjusted, the number of shares that will actually be issued upon conversion of the Note may be more or less than the number of shares being offered by this prospectus.

[5]
Based upon 19,902,283 shares of the common stock outstanding as of October 27, 2015. For the purposes of computing the percentage of outstanding shares of the common stock held by the selling shareholder named above, any shares which any selling shareholder has the right to acquire within 60 days of October 27, 2015, are deemed to be outstanding.

[6]	Assumes that all shares of the common stock being offered and registered hereunder are sold, although the selling shareholder is not obligated to sell any such shares.

[7]
Anthony J. Cantone, the managing member of Cantone Asset Management LLC (“CAM”), has voting and investment control with respect to the shares of common stock registered hereby for the account of CAM. CAM is affiliated with CRI, a registered broker-dealer. CAM has represented to us that it received and amended the Note (which is convertible into the shares of common stock registered for CAM’s account) in the ordinary course of business, and at the time of such receipt and amendment, CAM had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

USE OF PROCEEDS
All proceeds from the resale of the shares of the common stock offered by this prospectus will belong to the selling shareholder. We will not receive any proceeds from the resale of the shares of the common stock by the selling shareholder.
PLAN OF DISTRIBUTION
We are registering the common stock issuable to the selling shareholder upon conversion of the Note to permit the resale of the common stock by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the common stock. We will bear all fees and expenses incident to our obligation to register the common stock.
The selling shareholder may sell all or a portion of the common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholder may use any one or more of the following methods when selling the common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling shareholder also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. If the selling shareholder effects such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASD Rule IM 2440.
In connection with sales of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions it assumes. The selling shareholder may also sell common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholder may deliver the common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholder has been advised that it may not use shares registered on this registration statement to cover short sales of the common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholder and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A Selling shareholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
The selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our notification in writing by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).
Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling shareholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
LEGAL MATTERS
Rogers & Hardin LLP, Atlanta, Georgia, has passed upon the validity of the shares of the common stock offered by this prospectus.
EXPERTS
The consolidated financial statements of AdCare Health Systems, Inc. as of December 31, 2014 and 2013, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We maintain an Internet website at www.adcarehealth.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, June 30, 2015, and September 30, 2015;

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Our Current Reports on Form 8-K filed with the SEC on January 7, 2015 (Item 5.02 only), January 23, 2015, February 5, 2015, March 3, 2015, March 10, 2015 (Item 8.01 only), March 31, 2015 (Items 5.02 and 8.01 only), April 7, 2015, April 8, 2015 (Item 8.01 only), April 9, 2015, April 13, 2015, April 17, 2015, May 6, 2015, May 28, 2015, May 29, 2015, June 2, 2015, June 5, 2015, July 7, 2015, July 22, 2015, August 5, 2015, August 18, 2015, October 6, 2015, October 13, 2015, October 15, 2015, November 3, 2015, and November 23, 2015; and

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The description of the common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on November 7, 2006, including any subsequent amendment or report filed for updating such description, and the Current Report on Form 8-K filed with the SEC on December 18, 2013.

We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective documents that have been furnished, rather than filed, for purposes of the Exchange Act. This additional information is a part of this prospectus from the date of filing for those documents.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously-filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to AdCare Administrative Services, 1145 Hembree Road, Roswell, Georgia 30076, Attention: Investor Relations, Telephone: (678) 869-5116, or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.